EXHIBIT 10(g)(4)

AMENDMENT NO. 2

TO THE

2007 RESTATEMENT OF THE XEROX CORPORATION

UNFUNDED SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

WITNESSETH:

WHEREAS, Xerox Corporation (the “Company”) has adopted the Unfunded Supplemental Executive Retirement Plan, which is presently set forth in the “2007 Restatement of Xerox Corporation Unfunded Supplemental Executive Retirement Plan”, as amended by the Snap-On Amendment and Amendment No. 1 (the “Plan”), and

WHEREAS, the Company desires to amend the Plan,

NOW, THEREFORE, Section 15 of the Plan is amended to read in its entirety as follows:

“Section 15. Limitations of Actions

Any action brought in state or federal court (other than an alleged breach of fiduciary duty action which shall be governed by the terms of ERISA Section 413) must be commenced within one year after the cause of action accrues. This one-year limitation period includes, but is not limited to, any action for alleged: wrongful denial of Plan benefits, and any wrongful interference, modification, or termination of Plan benefits, rights, or features.”

This Amendment is effective as of the date hereof. In all other respects, the Plan shall remain unchanged.

IN WITNESS WHEREOF, the Company has caused this Amendment to be signed as of this 28th day of April, 2011.

XEROX CORPORATION

By	/s/ TOM MADDISON
Vice President, Human Resources